VAULT MINERALS INC.

FORM OF PROXY

for the Special Meeting of Shareholders of VAULT MINERALS INC. (the "Corporation")

This Proxy is solicited by Management of the Corporation, and will be used at the Special Meeting of Shareholders to be held on Monday, April 19, 2010, at 10:00 a.m. (Toronto time)

THIS PROXY MUST BE RECEIVED NO LATER THAN 10:00 A.M. (TORONTO TIME) ON APRIL 16, 2010. SEE BACK FOR DELIVERY INSTRUCTIONS.

The undersigned holder of common shares of the Corporation, revoking all proxies previously given, hereby nominates, constitutes, and appoints Joseph D. Horne, President and Chief Executive Officer of the Corporation, or failing him, Daniel J. McCormack, Vice President and a director of the Corporation, or instead of either of them, ____________________________ the true and lawful attorney and proxyholder of the undersigned, with full power of substitution to attend, vote and otherwise act for and on behalf of the undersigned in respect of all matters that may come before the **Special Meeting of Shareholders of the Corporation, to be held on Monday, April 19, 2010, at the offices of Aird & Berlis LLP, counsel to the Corporation, located at 181 Bay St., Suite 1800, Toronto, Ontario, M5J 2T9 commencing at 10:00 a.m. (Toronto time), and at every adjournment or postponement thereof (the "Meeting")**, and at every poll or ballot that may take place in consequence thereof to the same extent and with the same powers as if the undersigned were present at such Meeting.

Without limiting the general authorization and powers conferred hereby, the undersigned hereby instructs the said proxy to vote the common shares represented by this form of proxy as indicated below and hereby revokes any proxy previously given.

Shareholders are recommended to VOTE as follows:

Vote FOR		
1. to consider and, if thought appropriate, to pass, with or without variation, a special resolution (the full text of which is reproduced as Schedule A to the management information circular dated March 22, 2010 (the "**Circular**")), to approve the amalgamation between the Corporation and 2236019 Ontario Inc. ("**Subco**"), a wholly-owned subsidiary of Queenston Mining Inc. ("**Queenston**"), pursuant to which the Corporation and Subco will amalgamate (the "Amalgamation") and continue as one corporation ("**Amalco**") and shareholders of the Corporation will receive Queenston shares in exchange for their shares in the Corporation, all pursuant to the provisions of the *Business Corporations Act* (Ontario) (the details of which are contained under the heading "*Matters to be Acted Upon – Proposed Amalgamation with Queenston*" in the accompanying Circular); and	**FOR** ☐	**AGAINST** ☐
2. to consider and, if thought advisable, to pass, with or without variation, a resolution (the full text of which is reproduced as Schedule C to the accompanying Circular) authorizing the Corporation to change the vesting provisions in the Corporation's stock option plan and to provide for options to terminate within one year of an officer, director, employee or consultant's departure without cause (the details of which are contained under the heading "*Matters to be Acted Upon – Amending the Stock Option Plan*" in the accompanying Circular).	**FOR** ☐	**AGAINST** ☐

Signature of shareholder: ______________________________

Name of shareholder: ______________________________

Title (if applicable): ______________________________

Phone number: ______________________________

Date: ______________________________

INSTRUCTIONS FOR COMPLETION OF PROXY
– YOU MUST ACT QUICKLY FOR YOUR VOTE TO COUNT –
VOTE YOUR PROXY TODAY USING ONE OF THE METHODS AVAILABLE BELOW

This form of proxy (the "**Proxy**") is solicited by Management of the Corporation. Shareholders are directed to reference the accompanying Management Proxy Circular for more detailed information.

Each shareholder has the right to appoint a person other than the persons specified above to represent such shareholder at the Meeting and any adjournments thereof. Such right may be exercised by striking out the names of the specified persons and by inserting in the blank space provided the name of the person to be appointed, who need not be a shareholder of the Corporation.

This Proxy must be signed by you, the Registered Shareholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany this Proxy.

Please sign and date this Proxy. If not dated, this Proxy shall be deemed to be dated on the date it was mailed to shareholders.

The securities represented by this Proxy will be voted for, against or withheld from voting, as the case may be, in accordance with your instructions on any poll of a resolution or ballot that may be called for and, if you specify a choice with respect to any matter to be acted upon, the securities will be voted accordingly. **Where no choice is specified for the matters referred to in items 1 - 2 herein, the securities represented by this Proxy will be VOTED FOR the matter referred to in such items.** Further, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on this Proxy or any other matters that may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

Time is of the essence. A proxy, to be effective, must be returned and received at the office of Equity Transfer & Trust Company ("**Equity**"), the Corporation's registrar and transfer agent, by one of the methods listed below, no later than 10:00 a.m. (Eastern Standard Time) on Friday, April 16, 2010, or in the case of any adjournment or postponement of the Meeting, no later than 24 hours before the time of such reconvened meeting. The mailing address is:

Equity Transfer & Trust Company
Attn.: Proxy Dept.
200 University Avenue, Suite 400
Toronto ON M5H 4H1

PLEASE ENSURE THAT YOU:

1. **SIGN** your name exactly as it appears on this Proxy.
2. **DATE** this Proxy.
3. Return this Instrument of Proxy to Equity by using one of the following methods:
   - **by FAXING to +1.416.595.9593**

     OR
   - **by MAIL in the envelope provided.**

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